Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LC CAPITAL MASTER FUND, LTD.,	)
on behalf of itself and all other holders	)
of the Series A Cumulative Mandatory	)
Convertible Preferred Stock of QuadraMed	)
Corporation,	)
)
Plaintiff,	)	C.A. No.
)
v.	)
)
DUNCAN JAMES, JAMES PEEBLES,	)
ROBERT PEVENSTEIN, LAWRENCE	)
ENGLISH, ROBERT MILLER, WILLIAM	)
JURIKA, QUADRAMED CORPORATION,	)
FRANCISCO PARTNERS II, L.P.,	)
FRANCISCO PARTNERS PARALLEL	)
FUND II, L.P., FRANCISCO PARTNERS	)
GP II, L.P., FRANCISCO PARTNERS GP II	)
MANAGEMENT, LLC, FRANCISCO	)
PARTNERS MANAGEMENT, LLC,	)
BAVARIA HOLDINGS INC., and	)
BAVARIA MERGER SUB, INC.,	)
)
)
Defendants.	)
)

VERIFIED CLASS ACTION COMPLAINT

Plaintiff LC Capital Master Fund Ltd. (“LC Capital”), by and through its undersigned attorneys, on behalf of itself and all other holders of the Series A Cumulative Mandatory Convertible Preferred Stock of QuadraMed Corporation, alleges, upon knowledge as to its own actions and otherwise upon information and belief, as follows:

SUMMARY OF ACTION

1. LC Capital, the holder of shares of Series A Cumulative Mandatory Convertible Preferred Stock (the “Preferred Stock”) of QuadraMed Corporation (“QuadraMed”), brings this action on behalf of itself a class of all other holders of

QuadraMed’s Preferred Stock to prevent and remedy various breaches of fiduciary duty committed against the class by the members of QuadraMed’s board of directors (the “QuadraMed Board”), aided and abetted by Francisco Partners and its affiliated entities.1 In the absence of relief from this Court, Francisco Partners will acquire QuadraMed in a merger (the “Merger”) that resulted from an unfair process and which will result in the payment to the class of a substantially unfair price.

2. In breach of their fiduciary duties owed to the holders of the Preferred Stock, the members of the QuadraMed Board wholly abdicated their fiduciary duty to make a fair allocation of the merger consideration to the Preferred Stock. Indeed, the preliminary proxy statement for the Merger (the “Proxy Statement”) acknowledges that the QuadraMed Board had no basis to make any determination regarding the fairness of the consideration to be paid for the Preferred Stock, as QuadraMed’s financial advisor in connection with the Merger, Piper Jaffray & Co. (“Piper Jaffray”), expressly disclaimed any view on that subject.

3. Pursuant to the terms of the Merger, each share of QuadraMed’s common stock will be converted into the right to receive $8.50 per share in cash, and each share of Preferred Stock will be converted into the right to receive $13.7097 in cash. Rather than making an effort to provide a fair allocation of the total merger consideration to the holders of the Preferred Stock, the QuadraMed Board and Francisco Partners erroneously determined that QuadraMed’s certificate of incorporation permits the mandatory conversion of the Preferred Stock into 1.6129 shares of QuadraMed common stock, and they agreed to

[1]	The Francisco Partners defendants are Francisco Partners II, L.P., Francisco Partners Parallel Fund II, L.P., Francisco Partners GP II L.P., Francisco Partners GP II Management, LLC, Francisco Partners Management, LLC, Bavaria Holdings, Inc. and Bavaria Merger Sub, Inc., and are collectively referred to herein as “Francisco Partners.”

fix the merger consideration exclusively on the basis of that putative mandatory conversion ratio. The QuadraMed Board and Francisco Partners claim to have made this determination on the basis of advice from QuadraMed’s legal advisors, which advice is noted, but not explained in the Proxy Statement. Defendants’ putative view of the operation of QuadrraMed’s certificate of incorporation is at odds with plain language of the instrument.

4. Pursuant to QuadraMed’s certificate of incorporation, the holders of the Preferred Stock have the right (but no obligation) to convert any or all of their shares of Preferred into 1.6129 shares of QuadraMed common stock at any time. Thus, at any time prior to the consummation of the Merger, any holder of Preferred Stock has the right (but not the obligation) to convert his, her or its shares of Preferred Stock into 1.6129 shares of common stock. Following such a voluntary conversion and upon consummation of the Merger, the stockholder would be entitled to receive $8.50 per share of common stock received in the conversion. This would amount to $13.7097 for the 1.6129 shares of common stock received in the voluntary conversion.

5. An anti-destruction provision in QuadraMed’s certificate of incorporation also permits (but does not require) the holders of the Preferred Stock to convert their shares into any consideration paid to holders of QuadraMed’s common stock in a merger (also on the basis of a ratio of 1.6129). Thus, if the merger agreement did not provide for the elimination of the Preferred Stock, following the Merger any holder of Preferred Stock would have the right (but not the obligation) to convert his, her or its shares of Preferred Stock into 1.6129 times the merger consideration payable to the holders of common stock. This, too, would allow the holder of Preferred Stock to receive $13.7097 in cash for each share of Preferred Stock if the stockholder wished to receive such consideration.

6. Significantly, QuadraMed’s certificate of incorporation does not permit QuadraMed to force the conversion of the Preferred Stock into common stock unless and until QuadraMed’s common stock has publicly traded for an average price of $25.50 per share over a twenty day period - at which time QuadraMed could forcibly convert the Preferred Stock into 1.6129 shares of common stock that would have a market value in excess of $41 (i.e., $25.50 per share times 1.6129 shares).

7. The members of the QuadraMed Board all own shares of QuadraMed’s common stock - collectively owning in excess of a million shares - and none of the members of the QuadraMed Board own any shares of Preferred Stock. As such, the members of the QuadraMed Board face obvious conflicts of interest in any decision on how to allocate the merger consideration as between the holders of the common stock and the Preferred Stock. Additionally, one member of the QuadraMed Board has been promised a substantial equity interest in the entity surviving the Merger, and has a conflict even with the current holders of QuadraMed’s common stock. Francisco Partners is well aware of these conflicts, and has exploited them to its advantage in connection with the Merger - all at the expense of the holders of the Preferred Stock.

8. The members of the QuadraMed Board also have violated their fiduciary duty of disclosure in connection with the Proxy Statement, by committing affirmative misrepresentations and by failing to provide material information necessary and relevant to enable the holders of the Preferred Stock to make an informed decision whether to accept the proposed merger consideration or seek appraisal of their shares. The Proxy

Statement affirmatively misrepresents that the Preferred Stock can be treated on an as-converted basis in connection with the Merger, and fails to disclose any information from which the holders of the Preferred Stock can determine the fair value of the Preferred Stock or what price would represent a fair allocation of merger consideration to the holders of Preferred Stock. Additionally, the Proxy Statement fails to disclose, among other things, (i) whether the QuadraMed Board determined that the merger consideration for the Preferred Stock is fair to the holders of the Preferred Stock (and, if so, what was the basis for that determination, or, if not, why not), (ii) why the fairness opinion obtained by QuadraMed expressly disclaims any consideration of the fairness of the merger consideration to the holders of the Preferred Stock, (iii) whether any effort was made to determine whether a fairness opinion could be provided with respect to the Preferred Stock (and if so, why no such opinion was obtained, and if not, why not), (iv) the substance of the legal advice provided by QuadraMed’s legal advisors to support QuadraMed’s claim that the Preferred Stock can be treated on an as-converted basis in Merger, and (v) whether the advisor’s disregard of the book value of the Preferred Stock for purposes of valuing QuadraMed’s common stock is a standard methodology employed by such advisor or departs from the norm.

9. LC Capital also seeks damages against Francisco Partners for aiding and abetting the breaches of fiduciary duties committed by the members of the QuadraMed Board. Francisco Partners knowingly participated in, and facilitated, these various breaches of fiduciary duty in order to acquire QuadraMed at an unfairly low price.

10. In light of these manifest breaches of fiduciary duty, LC Capital seeks a preliminary injunction prohibiting defendants from closing or consummating the Merger until such time as the members of the QuadraMed Board comply with their fiduciary duties, and an award of compensatory damages for the wrongs complained of herein.

THE PARTIES

11. LC Capital is, and has been at all relevant times, the owner of 180,000 shares of the Preferred Stock.

12. QuadraMed is a corporation organized and existing under the laws of the State of Delaware. It maintains its principal corporate offices at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190. QuadraMed provides information technology solutions for healthcare enterprises primarily in the United States, Puerto Rico, Canada, Saudi Arabia, and the United Kingdom.

13. The QuadraMed Board is comprised of six members - defendants Duncan James (“James”), William Jurika (“Jurika”), Lawrence English (“English”), James Peebles (“Peebles”), Robert Miller (“Miller”), and Robert Pevenstein (“Pevenstein”). Collectively, the six members of the QuadraMed Board beneficially own in excess of 1 million shares of QuadraMed’s common stock and no shares of Preferred Stock - with defendants Jurika and English each beneficially owning hundreds of thousands of shares of QuadraMed’s common stock. Additionally, defendant James, who is QuadraMed’s Chief Executive officer, expects to receive an option to purchase equity in the corporation that will survive the Merger in an amount equal to 4% of the surviving corporation’s common stock.

14. As directors of QuadraMed, each of defendants James, Jurika, English, Peebles, Miller and Pevenstein (collectively, the “Individual Defendants”) owe fiduciary duties of loyalty, care and good faith to the holders of the Preferred Stock - including (i) a fiduciary duty to make a fair allocation of the merger consideration to the Preferred Stock, and (ii) a fiduciary duty to provide accurate and complete disclosure of all information material to the decision of the holders of the Preferred Stock to accept the proposed merger consideration or demand appraisal.

15. Francisco Partners is a private equity fund. Bavaria Holdings, Inc. is a Delaware corporation wholly-owned by Francisco Partners, and Bavaria Merger Sub, Inc. is a Delaware corporation wholly owned by Bavaria Holdings, Inc. The two subsidiaries were organized by Francisco Partners solely for the purpose of effectuating the Merger.

FACTUAL BACKGROUND

A.	The Preferred Stock

16. On June 15, 2004, QuadraMed created the Preferred Stock by filing a Certificate of Designations with the Delaware Secretary of State. The Preferred Stock has a liquidation preference of $25 per share, as well as a dividend preference that is described more fully below. The Preferred Stock is convertible into 1.6129 shares of common stock at the option of the holder of the Preferred Stock at any time. Additionally, the Preferred Stock is convertible at the option of QuadraMed if (and only if) the public trading price of QuadraMed’s common stock exceeds a stated target price (which is currently $25.50 per share).

17. On June 18, 2004, QuadraMed issued four million shares of Preferred Stock in consideration for the repurchase of certain outstanding debentures. At that time, QuadraMed issued 180,000 shares of Preferred Stock to LC Capital, which was a holder of then-outstanding debentures.

18. In August of 2005, the QuadraMed Board approved various amendments to the Certificate of Designations to the Preferred Stock, which amendments were approved by QuadraMed’s stockholders on October 26, 2005. On October 31, 2005, QuadraMed field an Amended Certificate of the Designations with the Delaware Secretary of State. 2 The operative provisions of the Amended Certificate of Designations are repeated identically in the Fourth Amended and Restated Certificate of Incorporation of QuadraMed Corporation (the “Certificate of Incorporation”).3

19. Pursuant to the Amended Certificate of Designations, the holders of the Preferred Stock are entitled to receive dividends payable in cash in an amount per share equal to $1.375 per annum. These dividends are cumulative from the date of issuance of the Preferred Stock. In the event that four quarterly dividends have not been paid in full, the dividend payable increases to an amount per share equal to $2.25 per annum. So long as any shares of Preferred Stock are outstanding, no other dividends can be authorized or paid by QuadraMed to any other class of stock.

20. Section 7(a) of the Amended Certificate of Designations provides that the holders of the Preferred Stock have the right (but not the obligation) “to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Shares by the Conversion Price... by surrendering such Series A Preferred Shares to be converted[.]” Pursuant to the formula set forth in the Amended Certificate of Designations, the shares of Preferred Stock currently are convertible into common at a ratio of 1.6129 shares of common for each share of Preferred Stock.

[2]	A true and correct copy of the Amended Certificate of Designations is attached hereto as Exhibit A.
[3]	A true and correct copy of the Certificate of Incorporation is attached hereto as Exhibit B.

21. Although the shares of Preferred Stock are convertible at any time at the option of their holders, QuadraMed has the option to force a conversion of Preferred Stock into 1.6129 shares of common stock if (and only if) the public trading price of the common stock meets a specified financial target. Specifically, Section 8(a) of the Amended Certificate of Designations provides that “[o]n and after the ‘Mandatory Conversion Date’ (as defined below) the Corporation shall have the option to cause the conversion of the Series A Preferred Shares, in whole or from time to time in part, into Common Shares.” Section 8(a) defines the term “Mandatory Conversion Date” as the “last day of any period of twenty (20) consecutive trading Days ending on or after May 31, 2007, in which the volume weighted average of the daily Current Market Price per Common Share equals or exceeds $5.10 (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)).” After adjustments for stock splits, dividends, and similar events, QuadraMed’s common stock will have to trade for an average of $25.50 a share over twenty trading days before QuadraMed will have the ability to convert the Preferred Stock into common stock. In such circumstances, the conversion rate would be 1.6129 shares of common stock for each share of Preferred Stock – a value of approximately $41.13 per share.

22. Neither the Amended Certificate of Designations nor the Certificate of Incorporation permits QuadraMed to forcibly convert the shares of Preferred Stock into common stock under any other circumstances. Although QuadraMed asserts in the Proxy Statement that it has the right to force a conversion of the Preferred Stock into shares of common stock in connection with the Merger, this is plainly untrue. There is no provision in the Amended Certificate of Designation or the Certificate of Incorporation that permits

QuadraMed to convert the Preferred Stock into common stock in connection with the Merger (or otherwise).

23. Despite lacking the authority to forcibly convert the Preferred Stock into common stock in connection with the Merger (or otherwise), QuadraMed, the Individual Defendants, and Francisco Partners, have agreed to a Merger in which the shares of Preferred Stock are valued as if QuadraMed did have such authority. Francisco Partners has made several attempts over the last few years to obtain QuadraMed without paying a fair price to the holders of the Preferred Stock. As shown forth below, Francisco Partners’ perseverance has paid off, as it has finally convinced QuadraMed and the Individual Defendants to disregard their fiduciary duties to the holders of the Preferred Stock and approve the Merger.

B.	Francisco Partners’ Early Attempts To Acquire QuadraMed

24. In October of 2008, Francisco Partners indicated that it was reviewing QuadraMed’s publicly available information and was preparing to submit an offer to acquire the company. On October 27, Francisco Partners submitted a non-binding letter of intent offering to purchase QuadraMed for a price of $11.00 per share of QuadraMed’s common stock. The offer was silent as to the Preferred Stock, which the parties contemplated would be left outstanding in connection with any transaction.

25. On December 17, 2008, QuadraMed and Francisco Partners entered into a non-binding letter of intent reaffirming the $11.00 per common share price and providing for an exclusivity period having an expiration date of January 21, 2009. Legal counsel for Francisco Partners and QuadraMed began coordinating on due diligence and negotiating the provisions of a merger agreement.

26. On January 22, 2009, QuadraMed granted an extension on the exclusivity period to January 27, 2009, conditioned upon Francisco Partners’ reaffirming that it foresaw no reduction in its $11.00 per share offer. Francisco Partners agreed to these conditions on January 23, 2009, and indicated that it envisioned that due diligence and finalization of a merger agreement would be completed by February 4, 2009. Accordingly, QuadraMed agreed to extend Francisco Partners’ exclusivity period to January 27, 2009.

27. With the expiration of the January 27, 2009 exclusivity period, QuadraMed sent a letter to Francisco Partners indicating that Francisco Partners’ extended exclusivity period had expired, that Francisco Partners had been provided with all necessary due diligence materials to finalize the transaction, and that discussions between the parties regarding a possible transaction would terminate if the parties did not execute a definitive agreement by February 13, 2009.

C.	Francisco Partners Demands That The Preferred Stock Be Cashed Out

28. Francisco Partners soon revealed the reason for the delays. After receiving the January 27 letter, Francisco Partners admitted that it was concerned that allowing the Preferred Stock to remain outstanding, as its original offer had contemplated, would create uncertainties with respect to Francisco Partners’ cash needs. Rather than attempting to reach a satisfactory agreement with the holders of the Preferred Stock and/or offering to pay fair value for their shares, Francisco Partners demanded that the Preferred Stock be converted into the right to receive cash consideration at the as-converted rate upon the closing of the contemplated transaction.

29. In February 2009, Francisco Partners withdrew its $11.00 per common share offer, but indicated that it would likely approve a transaction in the $9.50-$10.00 range.

QuadraMed terminated negotiations. Shortly thereafter, however, Francisco Partners contacted QuadraMed with a desire to reestablish negotiations, and offered a price of $9.50 per common share. The offer again demanded that the Preferred Stock be cashed out at closing at the as-converted rate. QuadraMed rejected the offer. QuadraMed and its representatives were entirely unconcerned about cashing out the Preferred Stock at the time of the merger at the as-converted rate, but wanted additional consideration for the holders of the common stock. Francisco Partners reiterated that it would pay no more than $9.50 per share of common stock. This offer was rejected by QuadraMed, which again terminated negotiations with Francisco Partners.

30. Representatives of Francisco Partners and its financial advisor nevertheless continued contacting representatives of QuadraMed in an attempt to reopen negotiations. On March 23, 2009, Francisco Partners indicated that no further offer would be forthcoming.

D.	Interest From Other Potential Acquirors Heightens the QuadraMed Board’s Conflict of Interest

31. Between June 2009 and September 2009, a number of parties expressed an interest in acquiring QuadraMed. One such expression came from a private equity firm – identified in the Proxy Statement as “Bidder D” – whose offer included the provision of a new debt security valued at $25.00 per share for the Preferred Stock. Francisco Partners offered $8.50 per common share, with the Preferred Stock to be treated on an as-converted basis.

32. The imputed enterprise value of Bidder D’s offer was $183.6 million. The QuadraMed Board considered this an attractive valuation, but the directors were dissatisfied with the proportion of consideration that would be allocated to the Preferred Stock. Accordingly, QuadraMed demanded that Bidder D decrease the consideration offered to the Preferred Stock and increase the consideration to be paid to the common stockholders. QuadraMed also directed its legal counsel, Richards, Layton, & Finger, P.A. (“Richards Layton”) and Crowell & Moring, LLP (“Crowell & Moring”), to scour the relevant agreements pertaining to the Preferred Stock and try to find an excuse to justify giving the Preferred Stock merger consideration calculated on an as-converted basis, rather than the $25 offered by Bidder D, so that more of the value of Bidder D’s offer could be allocated to the common stockholders (including the Individual Defendants).

33. Defendants ultimately informed stockholders (incorrectly) in the Proxy Statement that the “terms of the Series A Preferred Shares provided in the Company’s certificate of incorporation and applicable Delaware law permitted the Series A Preferred Shares to be treated on an as-converted basis in any merger agreement.” The Proxy Statement does not cite any provision of the Certificate of Incorporation, and does not explain how QuadraMed or its counsel reached that conclusion. As explained above, neither the Certificate of Incorporation nor the Certificate of Designations authorize QuadraMed to treat the Preferred Stock on an as-converted basis in determining its fair value for purposes of the Merger (or otherwise).

E.	Despite Their Material Conflicts Of Interest, The Individual Defendants Negotiate A Merger Agreement With Francisco Partners Without Making Any Effort To Secure Fair Value for the Preferred Stock

34. On November 20, 2009, Bidder D withdrew from negotiations to acquire QuadraMed. Four days later, Francisco Partners submitted a letter to Piper Jaffray indicating that Francisco Partners had completed its due diligence, that its investment committee had provided final approval of the proposed acquisition, and that it was reaffirming the offer price of $8.50 per common share, with the Preferred Stock treated on an as-converted basis. The letter included a revised draft of the merger agreement and stated that the only item remaining in order for Francisco Partners to execute the merger agreement was the satisfactory finalization of the disclosure schedules to the merger agreement and the satisfactory resolution of the remaining legal due diligence items. Thereafter, representatives of QuadraMed and Francisco Partners continued to negotiate and exchange revised drafts of the merger agreement and other transaction agreements, while Francisco Partners completed its remaining legal due diligence.

F.	The Terms of the Merger

35. Under the terms of the negotiated merger agreement, Francisco Partners would form a new wholly-owned Delaware subsidiary, Bavaria Holdings. Francisco Partners would also organized Bavaria Merger Sub as a wholly-owned subsidiary of Bavaria Holdings. The transaction was structured so that QuadraMed would merge with Bavaria Merger Sub, and QuadraMed would be the surviving entity and a wholly-owned subsidiary of Bavaria Holdings. QuadraMed would thus become (indirectly) a wholly-owned subsidiary of Francisco Partners.

36. Pursuant to the negotiated merger agreement, each share of QuadraMed’s common stock would be cancelled and converted into the right to receive from the surviving corporation $8.50 in cash, and any shares of Preferred Stock that were not voluntarily converted into common stock prior to the effective date of the Merger would be forcibly converted into the right to receive $13.7097 per share of Preferred Stock, based on the conversion ratio of 1.6129 times the $8.50 per share merger consideration for the common stock.

37. The merger consideration for the Preferred Stock was not determined by any independent valuation of the Preferred Stock. According to the Proxy Statement, the per share consideration for the Preferred Stock is simply a mathematical calculation based on the current conversion ratio applicable to the Preferred Stock and the merger consideration of $8.50 per share of common stock.

38. The total consideration to be paid to the holders of common stock and Preferred Stock is approximately $126.4 million, which is $18.86 million less than QuadraMed’s $145.26 million in revenue for the last four quarters ending September 30, 2009, and approximately $57.2 million less than Bidder D’s $183.6 million offer.

39. The Merger is subject to approval by the holders of a majority of QuadraMed’s issued and outstanding common stock entitled to vote at the special meeting to be called to consider the Merger. The Individual Defendants, who together with management own approximately 8% of the outstanding shares, have entered into voting agreements whereby they are obligated to vote in favor of the Merger. The holders of Preferred Stock will not have the opportunity to vote for or against the Merger.

G.	Despite Their Material Conflicts Of Interest, The Individual Defendants Approve The Merger Without Determining The Fairness Of The Consideration Offered To The Holders of the Preferred Stock

40. Piper Jaffray delivered an oral opinion, in addition to a written opinion dated December 7, 2009, that the $8.50 merger consideration per share of the common stock was fair, from a financial point of view, to the common stockholders. Piper Jaffray expressly denied having conducted any analysis of the value of the Preferred Stock, and disclaimed any opinion as to the fairness of the consideration offered to the holders of the Preferred Stock.

41. With complete disregard for the material conflict of interest between themselves and the other common stockholders, on the one hand, and the holders of the Preferred Stock, on the other, and despite having given no consideration to the fairness of the Merger to the holders of the Preferred Stock, the Individual Defendants unanimously resolved that the execution of the merger agreement and entry into the Merger were “advisable, fair to, and in the best interests of QuadraMed’s stockholders,” not just QuadraMed’s common stockholders. The Individual Defendants authorized Peebles to execute the merger agreement and other transaction agreements on behalf of QuadraMed, and unanimously recommended the adoption of the merger agreement by the common stockholders at a special meeting. QuadraMed, Bavaria Holdings Inc., and Bavaria Merger Sub, Inc. executed the negotiated merger agreement on December 7, 2009.

CLASS ACTION ALLEGATIONS

42. LC Capital brings this action pursuant to Rule 23 of the Court of Chancery Rules, individually and on behalf of all other holders of QuadraMed’s Preferred Stock (except defendants herein and any person, firm, trust, corporation, partnership, or other entity related to or affiliated with them and their successors in interest) who are or will be threatened with injury arising from Defendants’ wrongful actions, as more fully described herein (the “Class”).

43. This action is properly maintainable as a class action.

44. The Class is so numerous that joinder of all members is impractical. As of the filing of this Complaint, and at all times relevant herein, QuadraMed had 4 million shares of the Preferred Stock issued and outstanding, held by parties too numerous and unwieldy to require bringing separate actions. It is reasonable to infer that members of the Class are located throughout the United States and, possibly, abroad.

45. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia:

(a) whether the Individual Defendants have breached their fiduciary duties of care and loyalty owed to the holders of the Preferred Stock;

(b) whether the Individual Defendants have breached their fiduciary duty of disclosure by failing accurately to provide all information material to the decision of the holders of the Preferred Stock whether to pursue appraisal of their shares;

(c) whether Francisco Partners has aided and abetted the Individual Defendants in the breach of their fiduciary duties; and

(d) whether the holders of the Preferred Stock will be irreparably damaged if Defendants’ conduct complained of herein continues.

46. LC Capital is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. LC Capital is a member of the Class, and LC Capital’s claims are typical of the claims of the other members of the Class. Accordingly, LC Capital is an adequate representative and will adequately protect the interests of the Class.

47. LC Capital anticipates that there will be no difficulty in the management of this litigation as a class action.

48. The Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

49. LC Capital and the Class have suffered damage and will continue to suffer additional damage as a result of the acts and conduct of the Defendants alleged herein, including but not limited to the failure to be treated fairly by the QuadraMed Board and the failure to receive fair value for their shares.

50. LC Capital and the Class also have suffered and will continue to suffer damages resulting from the QuadraMed Directors’ breaches of their fiduciary duty of disclosure, because such breaches have improperly interfered with and denied LC Capital and the Class the ability and the right to make a fully informed decision on whether to accept the proposed merger consideration or seek appraisal.

51. The prosecution of separate actions would create the risk of inconsistent or varying adjudications with respect to individual members of the Class, which would establish incompatible standards of conduct for the Defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of other members of the Class not parties to the adjudications or substantially impair or impede their ability to protect their interests.

52. Preliminary and final injunctive relief on behalf of the Class as a whole is entirely appropriate because Defendants have acted and continue to act, and have refused and continue to refuse to act, on grounds generally applicable and causing injury to the Class.

COUNT I

(Breach of Fiduciary Duty Of Care Against Individual Defendants)

53. LC Capital repeats and realleges the allegations contained in the paragraphs above as if fully set forth herein.

54. The Individual Defendants have a fiduciary duty to act with due care in determining whether the Merger is fair to all of QuadraMed’s stockholders, including the holders of the Preferred Stock. This fiduciary duty includes a duty to allocate fairly the merger consideration between the common stockholders and the holders of the Preferred, to ensure that each class of stock received a fair price in light of the value of the shares of each class. Among other things, this fiduciary duty requires the Individual Defendants to act on an informed basis after due consideration of all material information reasonably available to them.

55. The Individual Defendants’ fiduciary duty to act with due care with respect to the Preferred Stock was particularly crucial because the holders of the Preferred Stock are not entitled to vote on the Merger. The Individual Defendants approved a transaction favoring themselves and other common stockholders at the expense of the holders of the Preferred Stock, and a stockholder vote cannot negate this breach of duty because only the beneficiaries of that breach, the common stockholders, will be permitted to vote on the transaction.

56. The Individual Defendants abdicated their fiduciary duty of care because they purported to approve the Merger, and find that it was “advisable, fair to, and in the best interests of the Company’s stockholders,” even though the Individual Defendants had no basis for determining that the Merger is fair to the holders of the Preferred Stock. The

Individual Defendants utterly failed to make any effort to determine whether the merger consideration offered to the holders of the Preferred Stock was fair, to conduct any analysis of, or even discuss, the value of the Preferred, or to seek the opinion of any financial advisor as to the fairness of the Merger to the holders of the Preferred Stock. Piper Jaffray’s fairness opinion addressed only the fairness of the $8.50 per share in cash to be paid to the holders of the common stock, and expressly disclaimed any opinion as to the fairness with respect to the holders of the Preferred Stock.

57. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to the Class, and will consummate the Merger (assuming it is approved by the holders of the common stock).

58. As a result of the Individual Defendants’ breaches of their fiduciary duty of care, the Class will suffer irreparable injury.

59. LC Capital and the Class have no adequate remedy at law.

COUNT II

(Breach of Fiduciary Duty of Loyalty Against the Individual Defendants)

60. LC Capital repeats and realleges the allegations contained in the paragraphs above as if fully set forth herein.

61. The Individual Defendants have a fiduciary duty to act with loyalty to all of QuadraMed’s stockholders – including the holders of the Preferred Stock – in determining whether to approve the terms of the Merger. This fiduciary duty of loyalty requires the Individual Defendants to act impartially, not favor their own interests over those of QuadraMed’s stockholders, and be fair with respect to each of the corporation’s classes of stockholders.

62. All of the Individual Defendants have personal financial interests that directly and materially conflict with the interests of the holders of the Preferred Stock. Even if the interests of some directors were considered to be less than material, the QuadraMed Board lacked a majority of disinterested members whose interests are not in material conflict with those of the holders of the Preferred Stock.

63. The Individual Defendants collectively are the beneficial owners of in excess of a million shares of QuadraMed’s common stock, and none owns any Preferred Stock. Based on the total consideration to be paid in the Merger, for every dollar of additional consideration that might be paid to the holders of the Preferred Stock, the holders of the common stock would receive approximately $.50 per share less consideration. Thus, for example, if the merger consideration to be paid to the holders of the Preferred were increased by just $2.00 per share, the merger consideration to be paid to the holders of the common stock would decline by $1 per share, and the Individual Defendants would collectively receive $1 million less consideration in the merger. If the merger consideration to be paid to the holders of the Preferred Stock were increased to $25 per share – as was proposed by Bidder D – the Individual Defendants would collectively receive $6 million less consideration (with the Individual Defendant holding the greatest number of shares receiving in excess of $3.5 million less consideration and the Individual Defendant holding the least number of shares receiving in excess of $100,000 less consideration).

64. Additionally, Francisco Partners plans to continue James’ employment and anticipates granting him an option to purchase equity in the surviving corporation in an amount equal to 4% of the surviving corporation’s common stock. As such, if the consideration to be paid to the holders of the common stock were lowered to permit a fair allocation of the total proceeds of the Merger to be paid to the holders of the Preferred Stock, it would increase the probability that the holders of the common stock would decline to approve the Merger, and James would not receive his post-Merger pay-off.

65. The Individual Defendants breached their duty of loyalty by preferring the interests of QuadraMed’s common stockholders to the exclusion and detriment of the holders of the Preferred Stock. The Individual Defendants, who owned vast amounts of common stock but no Preferred, deliberately chose to apportion the highest possible fraction of the Merger consideration for themselves and the other common stockholders at the expense of the holders of the Preferred Stock. They did so knowing that their personal interests were not aligned with the holders of the Preferred, and that they had not undertaken any effort to value the Preferred Stock or determine the fairness of the Merger to the holders of the Preferred Stock.

66. The Individual Defendants made no effort to establish a process in which a disinterested director would advocate the interests of the holders of the Preferred Stock, and the Merger is not conditioned on a vote of the holders of the Preferred Stock. In essence, this is a cram-down of the Preferred Stock for the benefit of the holders of the common stock (including the Individual Defendants) and Francisco Partners.

67. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to the Class, and will consummate the Merger (assuming it is approved by the holders of the common stock).

68. As a result of the Individual Defendants’ breaches of their fiduciary duty of care, the Class will suffer irreparable injury.

69. LC Capital and the Class have no adequate remedy at law.

COUNT III

(Against Individual Defendants and QuadraMed

For Breach of the Duty of Disclosure)

70. LC Capital repeats and realleges the allegations contained in the paragraphs above as if fully set forth herein.

71. The Individual Defendants and QuadraMed have a duty and obligation to provide the holders of the Preferred Stock with all material information relevant to their decision whether to seek appraisal. Notwithstanding this duty, the Proxy Statement makes at least one affirmative misrepresentation and fails to make a number of material disclosures.

72. Despite this fiduciary duty of disclosure, the Proxy Statement affirmatively misrepresents that the Preferred Stock can be treated on an as-converted basis in connection with the Merger, and fails to disclose any information from which the holders of the Preferred Stock can determine the fair value of the Preferred Stock or what price would represent a fair allocation of merger consideration to the holders of Preferred Stock.

73. Also glaringly omitted from the Proxy Statement is any information as to whether the QuadraMed Board even determined that the merger consideration was fair to the holders of the Preferred Stock. Even if such a determination was made, the Proxy Statement fails to provide any basis for that determination. The Proxy Statement states only that the consideration was calculated on an as-converted basis; and it does not present a single fact to indicate how the Individual Defendants determined that this calculation yielded a price that was fair to the holders of the Preferred Stock.

74. The Proxy Statement also fails to disclose why Piper Jaffray did not conduct any analysis concerning the value of the Preferred Stock, or why it refused to give an opinion as to the fairness of the consideration to be paid to the holders of the Preferred Stock.

75. The Proxy Statement also fails to disclose whether any effort was made to determine whether a fairness opinion could be provided with respect to the Preferred Stock, and if so, why no such opinion was obtained (and if not, why not).

76. Although the Proxy Statement identifies a discussion between the Individual Defendants, Richards Layton, and Crowell & Moring as a justification for the treatment of the Preferred Stock, it fails to disclose the substance of that advice. The Proxy Statement states that the Individual Defendants relied on the advice of its counsel in fixing the merger consideration for the Preferred Stock. Accordingly, information detailing the substance of that advice is imperative for members of the Class to determine whether to seek appraisal.

77. The Proxy Statement also fails to disclose that QuadraMed lacks the power to convert the Preferred Stock except when specific financial targets have been reached. These targets have not been reached. Yet the Proxy Statement not only fails to disclose these facts, but actually misrepresents that there are other situations where the Preferred Stock is convertible at the option of QuadraMed.

78. The Proxy Statement explains that for the purpose of Piper Jaffray’s valuation of QuadraMed, “when calculating enterprise value for the Company, the shares of Series A Preferred Shares were treated as equity on an as-converted to common stock basis.” Yet no reason is given for why this methodology was used. The use of such a methodology for valuing a company, rather than the standard methodology of using the book value of the Preferred Stock, is highly unusual, if not entirely unique. The Proxy Statement fails to disclose whether Piper Jaffray’s disregard of the book value of the Preferred Stock for purposes of valuing QuadraMed’s common stock is a standard methodology it employs or departs from the norm. The Proxy Statement also fails to disclose whether this same questionable valuation methodology was employed within other valuation techniques employed by Piper Jaffray.

79. Without correction of the material misrepresentations and omissions in the Proxy Statement, members of the Class will be unable to determine whether to accept the merger consideration or seek appraisal. Absent an injunction by the Court, members of the Class will be forced to make that determination on the basis of false, inadequate, and misleading information.

80. LC Capital and the Class have no adequate remedy at law.

COUNT IV

(Francisco Partners’ Aiding and Abetting The

Individual Defendants’ Breach of Fiduciary Duty)

81. LC Capital repeats and realleges the allegations contained in the paragraphs above as if fully set forth herein.

82. The Individual Defendants, as directors of QuadraMed, each owed the utmost fiduciary duties of due care, loyalty, and candor to the holders of the Preferred Stock.

83. As discussed above, the Individual Defendants, with the knowledge and encouragement of Francisco Partners, have breached their duties of care, loyalty, and candor owed to the holders of the Preferred Stock.

84. Francisco Partners knew or should have known that the Individual Defendants, as directors of QuadraMed, owed the holders of the Preferred Stock the fiduciary duties of care, loyalty, and candor.

85. Francisco Partners also knew, based on its dealings with QuadraMed and readily available public documents, that the Individual Defendants failed to take any steps to determine whether the Merger was fair to the holders of the Preferred Stock, in violation of their duty of care. Francisco Partners also knew, based on its dealings with QuadraMed, its due diligence, and publicly-available documents, that the Individual Defendants had a material conflict of interest in terms of allocating the merger consideration between the holders of the common stock and the Preferred Stock and in considering the fair value of the Preferred Stock. Francisco Partners knew that this created a material conflict of interest, and was aware that the Individual Defendants’ treatment of the Preferred Stock would violate their duty of loyalty.

86. Despite this knowledge, Francisco Partners readily encouraged and assisted the Individual Defendants to take actions in breach of their fiduciary duties in order to benefit financially by obtaining QuadraMed for a lower price by cashing out the Preferred Stock for less than the fair value of such shares. In fact, Francisco Partners demanded that the holders of the Preferred Stock be cashed out on an as-converted basis, even though it knew, having reviewed the pertinent agreements, that QuadraMed lacked the right to force a conversion of the Preferred Stock.

87. LC Capital and the Class have been harmed by Francisco Partners’ actions and have no adequate remedy at law.

*    *    *    *    *    *

WHEREFORE, LC Capital prays that this Court enter an Order:

(a) Declaring that this action is properly maintainable as a class action, and certifying plaintiff as representative of the Class;

(b) Preliminarily and permanently enjoining QuadraMed and any of its directors, and any and all other employees, agents, or representatives of QuadraMed, and all persons acting in concert with any one or more of the foregoing, during the pendency of this action, from taking any action to consummate the Merger until such time as the Individual Defendants have fully complied with their fiduciary duties to treat holders of the Preferred Stock fairly, to provide fair value for the Preferred Stock, and accurately to provide all information material to the decision of the holders of the Preferred Stock whether to pursue appraisal of their shares;

(c) In the event that the Merger is consummated prior to the entry of this Court’s final judgment, rescinding it or awarding the Class rescissory damages;

(d) Declaring that the Individual Defendants have breached their fiduciary duties to the Class and are liable therefore;

(e) Declaring that Francisco Partners are liable for aiding and abetting the Individual Defendants’ breaches of fiduciary duty;

(f) Awarding the Class compensatory damages, together with pre- and post-judgment interest, and directing that Defendants account to the Class for all profits and any special benefits obtained as a result of their wrongdoing;

(g) Awarding LC Capital the costs and disbursements of this action, including a reasonable allowance for the fees and expenses of LC Capital’s attorneys and experts; and

(h) Awarding such other and further relief as the Court deems just, equitable, and proper.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/ Bruce L. Silverstein
Bruce L. Silverstein (#2495)
Christian Douglas Wright (#3554)
Richard J. Thomas (#5073)
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, DE 19899-0391
(302) 571-6600

Date: January 19, 2010	Counsel for Plaintiff LC Capital Master Fund, Ltd. and Proposed Lead Counsel for the Class

EXHIBIT A

Exhibit 3.1

QUADRAMED CORPORATION

CERTIFICATE OF AMENDMENT

AMENDING AND RESTATING THE CERTIFICATE OF THE DESIGNATION, POWERS,

PREFERENCES AND RIGHTS OF THE SERIES A CUMULATIVE

MANDATORY CONVERTIBLE PREFERRED SHARES

PAR VALUE $0.01 PER SHARE

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

The undersigned Chief Executive Officer of QuadraMed Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the corporation is QuadraMed Corporation (the “Corporation”).

SECOND: The Certificate of the Designation, Powers, Preferences and Rights of the Series A Cumulative Mandatory Convertible Preferred Shares (the “Certificate of Designation”) of the Corporation was filed with the State of Delaware on June 15, 2004. On August 10, 2005, the Board of Directors of the Corporation, pursuant to the provisions of Section 242 of the DGCL, in lieu of holding a meeting of the Board of Directors of the Corporation, consented to the adoption of the resolutions in Article THIRD, pursuant to the authority granted by Section 141(f) of the DGCL, for the amendment of the Certificate of Designation and recommended that such resolutions be approved by the Corporation’s stockholders.

THIRD: On October 26, 2005, at the 2005 Annual Meeting of the Stockholders of the Corporation, the holders of the Common Stock approved by a majority vote such resolutions amending the Certificate of the Designation, Powers, Preferences and Rights of the Series A Cumulative Mandatory Convertible Preferred Shares as originally filed and by restating it in its entirety to read as follows, in accordance with the provisions of Section 242 of the DGCL:

WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock, par value $0.01 per share (“Preferred Shares”), and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of such Preferred Shares and the number of shares constituting such series:

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Number of Shares and Designation. This series of Preferred Shares shall be designated as shares of Series A Cumulative Mandatory Convertible Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share (the “Series A Preferred Shares”). The number Series A Preferred Shares authorized shall be 4,000,000.

Section 2. Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the shares of Common Stock of the Corporation, par value $0.01 per share.

“Constituent Person” shall have the meaning set forth in Section 7(f) hereof.

“Conversion Price” shall mean the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $3.40 per Common Share (equivalent to a conversion rate of 7.3529 Common Shares for each Series A Preferred Share).

“Current Market Price” of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Current Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Current Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holders of a majority of the Series A Preferred Shares, with the costs of such appraisal to be borne by the Corporation.

“Discount Dividend Payment” shall have the meaning set forth in Section 7(b) hereof.

“Dividend Default” shall have the meaning set forth in Section 11 hereof.

“Dividend Payment Date” shall mean the 15th calendar day of January, April, July and October, in each year, commencing on October 15, 2004; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include October 14, 2004).

“Fair Market Value” shall mean the average of the daily Current Market Prices per Common Share during the twenty (20) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex” date with respect to the issuance or distribution requiring such computation. The term “ex date,” when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” with respect to the Series A Preferred Shares shall mean the first date on which any of the Series A Preferred Shares are issued and sold.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of capital stock of the Corporation constituting junior stock within the meaning set forth in Section 10(c) hereof.

“Liquidation Preference” shall have the meaning set forth in Section 4(a) hereof.

“Mandatory Conversion Date” shall have the meaning set forth in Section 8(a) hereof.

“Non-Electing Share” shall have the meaning set forth in Section 7(f) hereof.

“Parity Shares” shall have the meaning set forth in Section 10(b) hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated June 15, 2004 by and between the Corporation and the purchasers of Series A Preferred Shares named therein.

“Securities” shall have the meaning set forth in Section 7(e) hereof.

“Series A Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of capital stock ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Trading Day” shall mean any day on which the securities in question are traded on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

“Trading Price” shall have the meaning set forth in Section 7(d)(i) hereof.

“Transaction” shall have the meaning set forth in Section 7(f) hereof.

“Transfer Agent” means EquiServe, Inc., Blue Hills Office Park, 150 Royall Street Canton, MA 02021, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series A Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 11 hereof.

Section 3. Dividends.

(a)(i) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash in an amount per share equal to $1.375 per annum (subject to Sections 3(a)(ii), 3(a)(iii), and (7)(b)(iii) below), as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii). Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized and declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Shares, as they appear on the stock records of the Corporation at the close of business on the 15th calendar day of December, March, June and September, each year, commencing on September 15, 2004 (each a “Dividend Payment Record Date”). Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(ii) In the event that a registration statement registering the offer and sale of Series A Preferred Shares and Common Shares issuable in respect of Series A Preferred Shares (as contemplated by the Registration Rights Agreement) shall not have been declared effective by the U.S. Securities and Exchange Commission on or before June 15, 2005, other than as a result of any material action or inaction by one or more holders of Series A Preferred Shares, the dividends payable on the Series A Preferred Shares shall be an amount per share equal to $1.625 per annum (subject to Sections 3(a)(iii), and 7(b)(iii) below), as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii). Such adjusted dividend amount shall apply commencing June 16, 2005 until the date such registration statement is declared effective.

(iii) Upon a Dividend Default, the dividends payable on the Series A Preferred Shares shall be an amount per share equal to $2.25 per annum (subject to Section 7(b)(iii) below), as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii). Such adjusted dividend amount shall apply commencing with the date of the Dividend Default until the date on which all dividends in arrears on the Series A Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment (but subject to the same provision for increase in dividend in the case of any similar future Dividend Default).

(b) The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein expressly provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears. All dividend amounts set forth in this Section 3 shall be adjusted appropriately for any stock splits, stock dividends and the similar events described in Section 7(d)(ii).

(c) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment, or other distribution of cash or other property declared or made directly by the Corporation or any person acting on behalf of the Corporation, on any series or class or classes of Parity Shares for any period nor shall any Parity Shares be redeemed, purchased or otherwise acquired through a sinking fund or otherwise for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Parity Shares), nor shall any payment or distribution of cash or other property be made for the benefit of any holder of Parity Stock, directly or indirectly, unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series A Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Shares and such Parity Shares.

(d) So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment by the Corporation or any person acting on behalf of the Corporation or other distribution of cash or other property authorized and declared or made directly or indirectly by the Corporation or any such affiliate or person, with respect to any Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired through a sinking fund or otherwise (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan or other compensatory arrangement of the Corporation or any subsidiary) for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), nor shall any payment or distribution of cash or other property be made for the benefit of any holder of Junior Stock, directly or indirectly, unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any other Parity Shares of the Corporation shall have been paid or declared and funds have been set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and any Parity Shares; provided, however, that the foregoing limitations do not restrict the Corporation’s ability to take the foregoing actions with respect to any Parity Stock.

Section 4. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series A Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Subject to the rights of the holders of shares of any series or class or classes of shares of capital stock ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

Section 5. [Intentionally Omitted.]

Section 6. Reclassification of Converted Shares.

All Series A Preferred Shares which shall have been converted pursuant to Section 7 or 8 herein shall automatically be reclassified as Common Shares. The number of Common Shares issuable upon conversion shall be determined in accordance with Section 7 and 8, respectively.

Section 7. Conversion by Holders.

Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

(a) Subject to and upon compliance with the provisions of this Section 7, a holder of Series A Preferred Shares shall have the right, at his or her option, to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such Series A Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7.

(b) (i) In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such Series A Preferred Share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation or the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series A Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

(ii) Holders of Series A Preferred Shares at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such Series A Preferred Shares on such Dividend Payment Date. A holder of Series A Preferred Shares on a Dividend Payment Record Date who (or whose transferees) tenders any such Series A Preferred Shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Corporation on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Series A Preferred Shares or for dividends on the Common Shares issued upon such conversion.

(iii) Notwithstanding any other provision herein to the contrary, upon conversion of Series A Preferred Shares pursuant to this Section 7 on or before June 1, 2007, the holders of such shares shall be entitled to receive, as a lump sum, when, as and if authorized and declared by the Board of Directors out of assets legally available for that purpose, dividends equal to the total previously unpaid dividends payable from the effective date of conversion through June 1, 2007 in the amount per share equal to $1.375 per annum pursuant to Section 3 hereof (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)), discounted to present value at a rate of 5.5% per annum (the “Discounted Dividend Payment”). The Corporation shall have the option of paying any and all Discounted Dividend Payments in cash or by issuing fully paid and non-assessable Common Shares, or any combination thereof. The issuance of such shares or the issuance of such shares together with payment of cash in lieu of the issuance of shares shall constitute full payment of such Discounted Dividend Payments. Common Shares issued for the purpose of paying any Discounted Dividend Payment will be valued at 95% of the volume weighted average of the daily Current Market Price per Common Share during the period of thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the effective date of conversion.

As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in Section 7(c).

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such Series A Preferred Shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Shares shall have been surrendered and such notice received by the Corporation.

(c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Corporation shall pay to the holder of such Series A Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

(d) The Conversion Price shall be adjusted under the following circumstances:

(i) If during the one (1) year period beginning on the first anniversary of the Issue Date and ending on the second anniversary of the Issue Date the “Trading Price” (as defined below) of Common Shares equals $2.75 (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)) or less, the Conversion Price shall be reduced to $3.10 (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)); provided, that a reduction in the Conversion Price pursuant to this subparagraph (d)(i) shall be made only once. “Trading Price” shall mean the volume weighted average of the daily Current Market Price per Common Share during a period of thirty (30) consecutive Trading Days. An adjustment made pursuant to this subparagraph (d)(i) shall become effective immediately upon the opening of business on the day next following such thirty (30)-Trading Day period.

(ii) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution payable in Common Shares on any class of shares of capital stock of the Corporation (excluding any Discounted Dividend Payment payable on the Series A Preferred Shares pursuant to Section 7 hereof), (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (ii) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (i) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(iii) If the Corporation shall issue after the Issue Date Common Shares, securities convertible into Common Shares, or rights, options or warrants entitling the recipient thereof to subscribe for or purchase Common Shares, at a price per share less than $3.05 per share then the Conversion Price in effect at the opening of business on the day next following such issuance shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date of such issuance by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date of such issuance and (B) the number of shares that the aggregate proceeds to the Corporation from the issuance or the exercise of such rights, options or warrants for Common Shares would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date of such issuance and (B) the number of additional Common Shares issued, issuable upon conversion of such convertible securities or offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately upon the opening of business on the day next following such issuance (subject to paragraph (i) below). In determining whether any Common Shares are issued or issuable, or rights, options or warrants entitle the offerees to subscribe for or purchase Common Shares at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance of any such securities, the conversion of any such convertible securities and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive. Notwithstanding the foregoing or any other provision herein to the contrary, no adjustment to the Conversion Price will be required as a result of any issuance by the Corporation of any Common Shares, convertible securities or any rights, options or warrants (A) pursuant to any stock option plan, restricted stock plan or other compensatory plan or arrangement with any officer, director, employee or consultant of the Corporation or any affiliated entity, (B) pursuant to or in connection with any agreement or understanding in effect on or before the Issue Date, (C) pursuant to or in connection with any Transaction or (D) to any vendor, customer or other person or entity with which the Corporation has or is attempting to develop a business relationship.

(iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least $0.05 in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

(e) If the Corporation shall distribute to holders of its Common Shares any shares of capital stock of the Corporation or of any subsidiary (other than Common Shares) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid out of current or accumulated earnings) or rights, options or warrants to subscribe for or purchase any of its securities (excluding rights, options and warrants to subscribe for or purchase Common Shares, which rights, options and warrants are referred to in and governed by subparagraph (d)(iii) above) (any of the foregoing being hereinafter in this subparagraph (e) called the “Securities”), then the holders of Series A Preferred Shares shall be entitled, upon any conversion of Series A Preferred Shares after the record date for determining stockholders entitled to such distribution, to receive the amount of shares of capital stock, evidence of indebtedness or assets or the Securities which would have been payable to the holder with respect to the Common Shares issuable upon such conversion had such holder been the holder of such Common Shares on the record date for the determination of stockholders of record entitled to such distribution. If the distribution involves rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the conversion of the Series A Preferred Shares, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the holder of Series A Preferred Shares receives such securities pursuant to the conversion hereof.

(f) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation’s assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(ii) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction is not the same for each Common Share of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purpose of this subparagraph (f) the kind and amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The provisions of this subparagraph (f) shall similarly apply to successive Transactions.

(g) If:

(i) the Corporation shall declare a dividend (or any other distribution) on the Common Shares (other than in cash out of current or retained earnings); or

(ii) the Corporation shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d) (ii) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any stockholders of the Corporation is required; or

(iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series A Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(h) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of each Series A Preferred Share at such holder’s last address as shown on the stock records of the Corporation.

(i) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

(j) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(k) If the Corporation shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

(l) The Corporation covenants that it will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of issuance upon conversion of the Series A Preferred Shares, that number of Common Shares required by any such increase in the Conversion Price. For purposes of this paragraph (l), such number of Common Shares shall be computed as if at the time of computation all such Series A Preferred Shares were held by a single holder.

The Corporation further covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series A Preferred Shares, the Corporation shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price.

The Corporation shall use its commercially reasonable best efforts to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares or payable as a dividend on the Series A Preferred Shares, prior to such delivery, upon each national securities exchange or automated quotation market, if any, upon which the outstanding Common Shares are listed or quoted at the time of such delivery.

Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of, or the payment of a dividend on, the Series A Preferred Shares, the Corporation shall use its commercially reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

(m) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 8. Mandatory Conversion at Option of the Corporation.

(a) On and after the “Mandatory Conversion Date” (as defined below) the Corporation shall have the option to cause the conversion of the Series A Preferred Shares, in whole or from time to time in part, into Common Shares. Any such conversion shall be subject to and effected in accordance with the provisions of Section 7 hereof (excluding Section 7(b)(iii)), to the extent applicable. “Mandatory Conversion Date” shall mean the last day of any period of twenty (20) consecutive Trading Days ending on or after May 31, 2007, in which the volume weighted average of the daily Current Market Price per Common Share equals or exceeds $5.10 (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)). Any such determination shall be made by the Corporation and shall be evidenced by an officer’s certificate setting forth the data supporting such determination, which certificate shall be conclusive evidence of such determination absent manifest error and filed with the Transfer Agent. If the Corporation exercises its right to cause the conversion of Series A Preferred Shares in whole or from time to time in part, it shall furnish notice thereof to the Transfer Agent and shall mail such notice to the holders of each outstanding Series A Preferred Share being converted at such holder’s last address as shown on the stock records of the Corporation, together with a determination as to the number of Series A Preferred Shares to be converted and the Conversion Price with respect thereto; provided that to the extent the Corporation elects to cause less than all outstanding shares of Series A Preferred Shares to convert pursuant to this Section, the Corporation shall require holders to convert ratably based on their then-current holdings of the Series A Preferred Shares.

(b) Notwithstanding anything to the contrary herein, the right of any Series A Preferred Shareholder to exercise any right of conversion pursuant to Section 7 hereof shall terminate upon the exercise by the Corporation of its conversion right in respect of such shares pursuant to Section 8(a). Notice of conversion having been mailed as aforesaid, from and after the date of such notice (unless the Corporation shall fail to convert the Series A Preferred Shares in accordance with this Section 8), (i) except as expressly provided in Section 7 hereof, dividends on the Series A Preferred Shares so called for conversion shall cease to accrue,

(ii) all rights of the holders of Series A Preferred Shares shall cease (except the right to receive the Common Shares issuable upon conversion and any dividends on the Series A Preferred Shares as provided in Section 7 hereof (excluding Section 7(b)(iii)) and (iii) such Series A Preferred Shares shall no longer be deemed to be outstanding.

Section 9. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Delaware law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of capital stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

Section 10. Ranking. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

(a) prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

(b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class of stock or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series A Preferred Shares.

Section 11. Voting. Except as otherwise expressly set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever four (4) quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared (a “Dividend

Default”), the holders of Series A Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect two substitute directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series A Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Notwithstanding the foregoing, the election of substitute directors to serve on the Board of Directors by the holders of Series A Preferred Shares and the Voting Preferred Shares shall not change the number of directors then constituting the Board of Directors. In the event that the election of substitute directors in accordance with the foregoing provisions results in the replacement of existing members of the Board of Directors, the members then constituting the Board of Directors shall designate such members of the Board of Directors to be replaced. Whenever all dividends in arrears on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect such substitute directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in four quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Shares and the Voting Preferred Shares shall forthwith terminate. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Shares and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur as to any director elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares (provided that such vacancy shall not arise from the termination of such director’s term of office in accordance with the preceding provisions), a successor shall be elected by the Board of Directors, upon the nomination of the holders of the Series A Preferred Shares, to serve until the next annual meeting of the stockholders or special meeting held in place thereof.

So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by the Corporation’s Certificate of Incorporation, as amended, the affirmative vote of the holders of a majority of the outstanding Series A Preferred Shares and the Voting Preferred Shares, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a) Any amendment, alteration or repeal of any of the provisions of the Corporation’s Certificate of Incorporation, as amended, or this Certificate of Designation that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Corporation’s Certificate of Incorporation, as amended, so as to authorize or create or to increase the authorized amount of, any Junior Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares and (ii) any filing with the Secretary of State of the State of Delaware by the Corporation in connection with a merger, consolidation or sale of all or substantially all of the assets of the Corporation shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, or this Certificate of Designation; and provided further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series A Preferred Shares or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

(b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to or on a parity with the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends.

So long as at least 600,000 Series A Preferred Shares remain outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series A Preferred Shares, at the time outstanding, voting as a single class, given in person or by proxy, either in writing, without a meeting or by vote at any meeting called for the purpose, shall be required for effecting any incurrence by the Corporation after the Issue Date of any long term, senior indebtedness of the Corporation in an aggregate principal amount exceeding $8,000,000, excluding any extensions, modifications, or refinancings of any indebtedness of the Corporation outstanding as of the Issue Date.

For purposes of the foregoing provisions of this Section 11, each Series A Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference.

Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 13. No Preemptive Rights. Except as may otherwise be required by law, the Series A Preferred Shares shall not have any powers, preferences and relative participating, optional or other special rights, other than those specifically and expressly set forth in this Certificate of Designation and in the Corporation’s Certificate of Incorporation, as amended. The Series A Preferred Shares shall have no preemptive or subscription rights.

IN WITNESS WHEREOF, QuadraMed Corporation caused this certificate to be signed by its Chief Executive Officer and attested by its Secretary this 31st day of October, 2005.

QUADRAMED CORPORATION

By:	/s/ Keith B. Hagen
Keith B. Hagen
Chief Executive Officer

ATTEST:

/s/ David L. Piazza
David L. Piazza
Corporate Secretary

EXHIBIT B

Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUADRAMED CORPORATION

A Delaware corporation

(Pursuant to Sections 242 and 245

of the General Corporation Law of the State of Delaware)

QuadraMed Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the corporation is QuadraMed Corporation and that the corporation was originally incorporated on May 9, 1996, pursuant to the General Corporation Law.

SECOND: The Amended and Restated Certificate of Incorporation, as amended, and the Certificate of Amendment Amending and Restating the Certificate of the Designation, Powers, Preferences and Rights of the Series A Cumulative Mandatory Convertible Preferred Shares of this corporation shall be amended and restated to read in full as is set forth on Exhibit A attached hereto.

THIRD: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment and restatement in the manner set forth in Section 222 of the General Corporation Law.

FOURTH: That said amendment and restatement is to be effective at 5:00 P.M. (Eastern Daylight Time) on June 13, 2008.

IN WITNESS WHEREOF, QuadraMed Corporation has caused its corporate seal to be hereunto affixed and this Fourth Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 13th day of June, 2008.

QUADRAMED CORPORATION

/s/ Keith B. Hagen
Keith B. Hagen
President and Chief Executive Officer

ATTEST

/s/ David L. Piazza
David L. Piazza
Secretary

EXHIBIT A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUADRAMED CORPORATION

FIRST. The name of the corporation is QuadraMed Corporation (the “Corporation”).

SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. (a) The Corporation is authorized to issue 35,000,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	30,000,000	$0.01
Preferred Stock	5,000,000	$0.01
Total	35,000,000

(b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of

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Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of the Series A Cumulative Mandatory Convertible Preferred Stock are set forth in Appendix A attached hereto and are incorporated herein by reference.

(d) Reverse Stock Split. As of 5:00 P.M. (Eastern Daylight Time) on June 13, 2008 (the “Effective Time”), each issued and outstanding share of the Corporation’s Common Stock, par value $0.01 per share, (the “Pre-Split Common Stock”) shall be, and hereby is, automatically reclassified as and changed into one-fifth (1/5) of a share of Common Stock, par value $0.01 per share (the “Post-Split Common Stock”). No fractional shares shall be issued. Stockholders who, immediately prior to the Effective Time, own a number of shares of Pre-Split Common Stock which is not evenly divisible by five shall, with respect to such fractional interest, be entitled to receive cash from the Corporation in lieu of fractions of shares of Post-Split Common Stock as provided below. The Corporation shall, as determined by the Board of Directors, arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having the exchange agent of the Corporation aggregate all fractional shares collectively held by Corporation stockholders into whole shares and arrange for them to be sold on the open market. Stockholders otherwise entitled to fractional shares will receive a cash payment in lieu thereof in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the stockholder receives his or her cash payment. Each certificate that, prior to the Effective Time, represented shares of Pre-Split Common Stock shall, from and after the Effective Time, represent that number of whole shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record one or more stock certificates that represented shares of Pre-Split Common Stock shall receive, upon surrender of such certificate(s) unless otherwise instructed by such holder, book-entry shares in lieu of one or more new certificates evidencing and representing the number of whole shares of Post-Split Common Stock to which such person is entitled under the foregoing reclassification and combination.

FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter or repeal any or all of the Bylaws of the Corporation; provided, however, that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of Directors shall require the affirmative vote of a majority of the total number of Directors which the Corporation would have if there were no vacancies. In addition, new Bylaws may be adopted or the Bylaws may be amended or repealed by the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the

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Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article FIFTH.

SIXTH. (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

(b) Special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, (ii) by the Chairman or the Secretary at the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies upon not fewer than 10 nor more than 60 days’ written notice, or (iii) by the holders of shares entitled to cast not less than 10 percent of the votes at such special meeting upon not fewer than 10 nor more than 60 days notice. Any request for a special meeting of stockholders shall be sent to the Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

(c) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SIXTH.

SEVENTH. (a) The number of Directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the Bylaws of this corporation, subject to this Article SEVENTH.

(b) The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Each director shall serve for a term ending on the date of the first annual meeting following such director’s election; provided, that the term of each Director shall continue until his successor is duly elected and qualified and shall be subject to his earlier death, resignation or removal.

(c) Any Director or the entire Board of Directors may be removed by the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SEVENTH.

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EIGHTH. (a) 1. In addition to any affirmative vote required by law, any Business Combination (as hereinafter defined) shall require the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class (for purposes of this Article EIGHTH, the “Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

2. The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

(A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

(B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into

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equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

(b) The provisions of section (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if such Business Combination has been approved by two-thirds of the whole Board of Directors.

(c) For the purposes of this Article EIGHTH:

1. A “person” shall mean any individual, firm, corporation or other entity.

2. “Interested Stockholder” shall mean, in respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction

(A) is or was, at any time within two years prior thereto, the beneficial owner, directly or indirectly, of 15% or more of the then outstanding Voting Shares, or

(B) is an Affiliate or Associate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of 15% or more of the then outstanding Voting Shares, or

(C) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3. A “person” shall be the “beneficial owner” of any Voting Shares

(A) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

(B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

(C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

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4. The outstanding Voting Shares shall include shares deemed owned through application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

5. “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Certificate of Incorporation (the “Exchange Act”).

6. “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Exchange Act) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c) the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(d) A majority of the directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (1) whether a person is an Interested Stockholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (c) or (5) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary constitutes not less than five percent of the total assets of the Corporation.

(e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article EIGHTH.

NINTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

TENTH. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, iii) under Section 174 of the General Corporation Law of Delaware or iv) for

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any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

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APPENDIX A

DESIGNATION, POWERS, PREFERENCES AND RIGHTS OF THE SERIES A

CUMULATIVE MANDATORY CONVERTIBLE PREFERRED SHARES

PAR VALUE $0.01 PER SHARE

Section 1. Number of Shares and Designation. This series of Preferred Shares shall be designated as shares of Series A Cumulative Mandatory Convertible Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share (the “Series A Preferred Shares”). The number Series A Preferred Shares authorized shall be 4,000,000.

Section 2. Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the shares of Common Stock of the Corporation, par value $0.01 per share.

“Constituent Person” shall have the meaning set forth in Section 7(f) hereof.

“Conversion Price” shall mean the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $3.40 per Common Share (equivalent to a conversion rate of 7.3529 Common Shares for each Series A Preferred Share).

“Current Market Price” of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date

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was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Current Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Current Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holders of a majority of the Series A Preferred Shares, with the costs of such appraisal to be borne by the Corporation.

“Discount Dividend Payment” shall have the meaning set forth in Section 7(b) hereof.

“Dividend Default” shall have the meaning set forth in Section 11 hereof.

“Dividend Payment Date” shall mean the 15th calendar day of January, April, July and October, in each year, commencing on October 15, 2004; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include October 14, 2004).

“Fair Market Value” shall mean the average of the daily Current Market Prices per Common Share during the twenty (20) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex” date with respect to the issuance or distribution requiring such computation. The term “ex date,” when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” with respect to the Series A Preferred Shares shall mean the first date on which any of the Series A Preferred Shares are issued and sold.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of capital stock of the Corporation constituting junior stock within the meaning set forth in Section 10(c) hereof.

“Liquidation Preference” shall have the meaning set forth in Section 4(a) hereof.

“Mandatory Conversion Date” shall have the meaning set forth in Section 8(a) hereof.

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“Non-Electing Share” shall have the meaning set forth in Section 7(f) hereof.

“Parity Shares” shall have the meaning set forth in Section 10(b) hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated June 15, 2004 by and between the Corporation and the purchasers of Series A Preferred Shares named therein.

“Securities” shall have the meaning set forth in Section 7(e) hereof.

“Series A Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of capital stock ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Trading Day” shall mean any day on which the securities in question are traded on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

“Trading Price” shall have the meaning set forth in Section 7(d)(i) hereof.

“Transaction” shall have the meaning set forth in Section 7(f) hereof.

“Transfer Agent” means EquiServe, Inc., Blue Hills Office Park, 150 Royall Street Canton, MA 02021, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series A Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 11 hereof.

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Section 3. Dividends.

(a) (i) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash in an amount per share equal to $1.375 per annum (subject to Sections 3(a)(ii), 3(a)(iii), and (7)(b)(iii) below), as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii). Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized and declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Shares, as they appear on the stock records of the Corporation at the close of business on the 15th calendar day of December, March, June and September, each year, commencing on September 15, 2004 (each a “Dividend Payment Record Date”). Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(ii) In the event that a registration statement registering the offer and sale of Series A Preferred Shares and Common Shares issuable in respect of Series A Preferred Shares (as contemplated by the Registration Rights Agreement) shall not have been declared effective by the U.S. Securities and Exchange Commission on or before June 15, 2005, other than as a result of any material action or inaction by one or more holders of Series A Preferred Shares, the dividends payable on the Series A Preferred Shares shall be an amount per share equal to $1.625 per annum (subject to Sections 3(a)(iii), and 7(b)(iii) below), as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii). Such adjusted dividend amount shall apply commencing June 16, 2005 until the date such registration statement is declared effective.

(iii) Upon a Dividend Default, the dividends payable on the Series A Preferred Shares shall be an amount per share equal to $2.25 per annum (subject to Section 7(b)(iii) below), as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii). Such adjusted dividend amount shall apply commencing with the date of the Dividend Default until the date on which all dividends in arrears on the Series A Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment (but subject to the same provision for increase in dividend in the case of any similar future Dividend Default).

(b) The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Shares shall

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be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein expressly provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears. All dividend amounts set forth in this Section 3 shall be adjusted appropriately for any stock splits, stock dividends and the similar events described in Section 7(d)(ii).

(c) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment, or other distribution of cash or other property declared or made directly by the Corporation or any person acting on behalf of the Corporation, on any series or class or classes of Parity Shares for any period nor shall any Parity Shares be redeemed, purchased or otherwise acquired through a sinking fund or otherwise for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Parity Shares), nor shall any payment or distribution of cash or other property be made for the benefit of any holder of Parity Stock, directly or indirectly, unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series A Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Shares and such Parity Shares.

(d) So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment by the Corporation or any person acting on behalf of the Corporation or other distribution of cash or other property authorized and declared or made directly or indirectly by the Corporation or any such affiliate or person, with respect to any Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired through a sinking fund or otherwise (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan or other compensatory arrangement of the Corporation or any subsidiary) for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), nor shall any payment or distribution of cash or other property be made for the benefit of any holder of Junior Stock, directly or indirectly, unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any other Parity Shares of the Corporation shall have been paid or declared and funds have been set apart for payment for all past Dividend Periods with

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respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and any Parity Shares; provided, however, that the foregoing limitations do not restrict the Corporation’s ability to take the foregoing actions with respect to any Parity Stock.

Section 4. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series A Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Subject to the rights of the holders of shares of any series or class or classes of shares of capital stock ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

Section 5. [Intentionally Omitted.]

Section 6. Reclassification of Converted Shares.

All Series A Preferred Shares which shall have been converted pursuant to Section 7 or 8 herein shall automatically be reclassified as Common Shares. The number of Common Shares issuable upon conversion shall be determined in accordance with Section 7 and 8, respectively.

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Section 7. Conversion by Holders.

Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

(a) Subject to and upon compliance with the provisions of this Section 7, a holder of Series A Preferred Shares shall have the right, at his or her option, to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such Series A Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7.

(b) (i) In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such Series A Preferred Share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation or the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series A Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

(ii) Holders of Series A Preferred Shares at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such Series A Preferred Shares on such Dividend Payment Date. A holder of Series A Preferred Shares on a Dividend Payment Record Date who (or whose transferees) tenders any such Series A Preferred Shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Corporation on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Series A Preferred Shares or for dividends on the Common Shares issued upon such conversion.

(iii) Notwithstanding any other provision herein to the contrary, upon conversion of Series A Preferred Shares pursuant to this Section 7 on or before June 1, 2007, the holders of such shares shall be entitled to receive, as a lump sum, when, as and if

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authorized and declared by the Board of Directors out of assets legally available for that purpose, dividends equal to the total previously unpaid dividends payable from the effective date of conversion through June 1, 2007 in the amount per share equal to $1.375 per annum pursuant to Section 3 hereof (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)), discounted to present value at a rate of 5.5% per annum (the “Discounted Dividend Payment”). The Corporation shall have the option of paying any and all Discounted Dividend Payments in cash or by issuing fully paid and non-assessable Common Shares, or any combination thereof. The issuance of such shares or the issuance of such shares together with payment of cash in lieu of the issuance of shares shall constitute full payment of such Discounted Dividend Payments. Common Shares issued for the purpose of paying any Discounted Dividend Payment will be valued at 95% of the volume weighted average of the daily Current Market Price per Common Share during the period of thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the effective date of conversion.

As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in Section 7(c).

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such Series A Preferred Shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Shares shall have been surrendered and such notice received by the Corporation.

(c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Corporation shall pay to the holder of such Series A Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

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(d) The Conversion Price shall be adjusted under the following circumstances:

(i) If during the one (1) year period beginning on the first anniversary of the Issue Date and ending on the second anniversary of the Issue Date the “Trading Price” (as defined below) of Common Shares equals $2.75 (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)) or less, the Conversion Price shall be reduced to $3.10 (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)); provided, that a reduction in the Conversion Price pursuant to this subparagraph (d)(i) shall be made only once. “Trading Price” shall mean the volume weighted average of the daily Current Market Price per Common Share during a period of thirty (30) consecutive Trading Days. An adjustment made pursuant to this subparagraph (d)(i) shall become effective immediately upon the opening of business on the day next following such thirty (30)-Trading Day period.

(ii) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution payable in Common Shares on any class of shares of capital stock of the Corporation (excluding any Discounted Dividend Payment payable on the Series A Preferred Shares pursuant to Section 7 hereof), (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (ii) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (i) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(iii) If the Corporation shall issue after the Issue Date Common Shares, securities convertible into Common Shares, or rights, options or warrants entitling the recipient thereof to subscribe for or purchase Common Shares, at a price per share less than $3.05 per share then the Conversion Price in effect at the opening of business on the day next following such issuance shall be adjusted to equal the price determined by

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multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date of such issuance by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date of such issuance and (B) the number of shares that the aggregate proceeds to the Corporation from the issuance or the exercise of such rights, options or warrants for Common Shares would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date of such issuance and (B) the number of additional Common Shares issued, issuable upon conversion of such convertible securities or offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately upon the opening of business on the day next following such issuance (subject to paragraph (i) below). In determining whether any Common Shares are issued or issuable, or rights, options or warrants entitle the offerees to subscribe for or purchase Common Shares at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance of any such securities, the conversion of any such convertible securities and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive. Notwithstanding the foregoing or any other provision herein to the contrary, no adjustment to the Conversion Price will be required as a result of any issuance by the Corporation of any Common Shares, convertible securities or any rights, options or warrants (A) pursuant to any stock option plan, restricted stock plan or other compensatory plan or arrangement with any officer, director, employee or consultant of the Corporation or any affiliated entity, (B) pursuant to or in connection with any agreement or understanding in effect on or before the Issue Date, (C) pursuant to or in connection with any Transaction or (D) to any vendor, customer or other person or entity with which the Corporation has or is attempting to develop a business relationship.

(iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least $0.05 in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares,

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distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

(e) If the Corporation shall distribute to holders of its Common Shares any shares of capital stock of the Corporation or of any subsidiary (other than Common Shares) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid out of current or accumulated earnings) or rights, options or warrants to subscribe for or purchase any of its securities (excluding rights, options and warrants to subscribe for or purchase Common Shares, which rights, options and warrants are referred to in and governed by subparagraph (d)(iii) above) (any of the foregoing being hereinafter in this subparagraph (e) called the “Securities”), then the holders of Series A Preferred Shares shall be entitled, upon any conversion of Series A Preferred Shares after the record date for determining stockholders entitled to such distribution, to receive the amount of shares of capital stock, evidence of indebtedness or assets or the Securities which would have been payable to the holder with respect to the Common Shares issuable upon such conversion had such holder been the holder of such Common Shares on the record date for the determination of stockholders of record entitled to such distribution. If the distribution involves rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the conversion of the Series A Preferred Shares, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the holder of Series A Preferred Shares receives such securities pursuant to the conversion hereof.

(f) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation’s assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(ii) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash or any combination thereof)

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receivable upon such Transaction is not the same for each Common Share of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purpose of this subparagraph (f) the kind and amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The provisions of this subparagraph (f) shall similarly apply to successive Transactions.

(g) If:

(i) the Corporation shall declare a dividend (or any other distribution) on the Common Shares (other than in cash out of current or retained earnings); or

(ii) the Corporation shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d) (ii) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any stockholders of the Corporation is required; or

(iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series A Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

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(h) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of each Series A Preferred Share at such holder’s last address as shown on the stock records of the Corporation.

(i) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

(j) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(k) If the Corporation shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

(l) The Corporation covenants that it will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of issuance upon conversion of the Series A Preferred Shares, that number of Common Shares required by any such increase in the Conversion Price. For purposes of this paragraph (l), such number of Common Shares shall be computed as if at the time of computation all such Series A Preferred Shares were held by a single holder.

The Corporation further covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series A Preferred

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Shares, the Corporation shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price.

The Corporation shall use its commercially reasonable best efforts to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares or payable as a dividend on the Series A Preferred Shares, prior to such delivery, upon each national securities exchange or automated quotation market, if any, upon which the outstanding Common Shares are listed or quoted at the time of such delivery.

Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of, or the payment of a dividend on, the Series A Preferred Shares, the Corporation shall use its commercially reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

(m) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 8. Mandatory Conversion at Option of the Corporation.

(a) On and after the “Mandatory Conversion Date” (as defined below) the Corporation shall have the option to cause the conversion of the Series A Preferred Shares, in whole or from time to time in part, into Common Shares. Any such conversion shall be subject to and effected in accordance with the provisions of Section 7 hereof (excluding Section 7(b)(iii)), to the extent applicable. “Mandatory Conversion Date” shall mean the last day of any period of twenty (20) consecutive Trading Days ending on or after May 31, 2007, in which the volume weighted average of the daily Current Market Price per Common Share equals or exceeds $5.10 (as adjusted appropriately for stock splits, stock dividends and the similar events described in Section 7(d)(ii)). Any such determination shall be made by the Corporation and shall be evidenced by an officer’s certificate setting forth the data supporting such determination, which certificate shall be conclusive evidence of such determination absent manifest error and filed with the Transfer Agent. If the Corporation exercises its right to cause the conversion of Series A Preferred Shares in whole or from time to time in part, it shall furnish notice thereof to the Transfer Agent and shall mail such notice to the holders of each outstanding Series A Preferred Share being converted at such holder’s last address as shown on the stock records of the Corporation, together with a determination as to the number of Series A Preferred Shares to be converted and the

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Conversion Price with respect thereto; provided that to the extent the Corporation elects to cause less than all outstanding shares of Series A Preferred Shares to convert pursuant to this Section, the Corporation shall require holders to convert ratably based on their then-current holdings of the Series A Preferred Shares.

(b) Notwithstanding anything to the contrary herein, the right of any Series A Preferred Shareholder to exercise any right of conversion pursuant to Section 7 hereof shall terminate upon the exercise by the Corporation of its conversion right in respect of such shares pursuant to Section 8(a). Notice of conversion having been mailed as aforesaid, from and after the date of such notice (unless the Corporation shall fail to convert the Series A Preferred Shares in accordance with this Section 8), (i) except as expressly provided in Section 7 hereof, dividends on the Series A Preferred Shares so called for conversion shall cease to accrue, (ii) all rights of the holders of Series A Preferred Shares shall cease (except the right to receive the Common Shares issuable upon conversion and any dividends on the Series A Preferred Shares as provided in Section 7 hereof (excluding Section 7(b)(iii)) and (iii) such Series A Preferred Shares shall no longer be deemed to be outstanding.

Section 9. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Delaware law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of capital stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

Section 10. Ranking. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

(a) prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

(b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class of stock or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series

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shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series A Preferred Shares.

Section 11. Voting. Except as otherwise expressly set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever four (4) quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared (a “Dividend Default”), the holders of Series A Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect two substitute directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series A Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Notwithstanding the foregoing, the election of substitute directors to serve on the Board of Directors by the holders of Series A Preferred Shares and the Voting Preferred Shares shall not change the number of directors then constituting the Board of Directors. In the event that the election of substitute directors in accordance with the foregoing provisions results in the replacement of existing members of the Board of Directors, the members then constituting the Board of Directors shall designate such members of the Board of Directors to be replaced. Whenever all dividends in arrears on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect such substitute directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in four quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Shares and the Voting Preferred Shares shall forthwith terminate. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Shares and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously

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terminated as above provided. If any vacancy shall occur as to any director elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares (provided that such vacancy shall not arise from the termination of such director’s term of office in accordance with the preceding provisions), a successor shall be elected by the Board of Directors, upon the nomination of the holders of the Series A Preferred Shares, to serve until the next annual meeting of the stockholders or special meeting held in place thereof.

So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by the Corporation’s Certificate of Incorporation, as amended, the affirmative vote of the holders of a majority of the outstanding Series A Preferred Shares and the Voting Preferred Shares, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a) Any amendment, alteration or repeal of any of the provisions of the Corporation’s Certificate of Incorporation, as amended, or this Certificate of Designation that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Corporation’s Certificate of Incorporation, as amended, so as to authorize or create or to increase the authorized amount of, any Junior Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares and (ii) any filing with the Secretary of State of the State of Delaware by the Corporation in connection with a merger, consolidation or sale of all or substantially all of the assets of the Corporation shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, or this Certificate of Designation; and provided further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series A Preferred Shares or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

(b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to or on a parity with the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends.

So long as at least 600,000 Series A Preferred Shares remain outstanding, the affirmative vote of at least 66- 2/3% of the votes entitled to be cast by the holders of Series A Preferred Shares, at the time outstanding, voting as a single class, given in person or by proxy, either in writing, without a meeting or by vote at any

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meeting called for the purpose, shall be required for effecting any incurrence by the Corporation after the Issue Date of any long term, senior indebtedness of the Corporation in an aggregate principal amount exceeding $8,000,000, excluding any extensions, modifications, or refinancings of any indebtedness of the Corporation outstanding as of the Issue Date.

For purposes of the foregoing provisions of this Section 11, each Series A Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference.

Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 13. No Preemptive Rights. Except as may otherwise be required by law, the Series A Preferred Shares shall not have any powers, preferences and relative participating, optional or other special rights, other than those specifically and expressly set forth in this Certificate of Designation and in the Corporation’s Certificate of Incorporation, as amended. The Series A Preferred Shares shall have no preemptive or subscription rights.

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